[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.37

EXECUTION VERSION

AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS

THIS AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS (this “Amendment”), dated as of May 11, 2020 (the “Effective Date”) to that certain Revolving Credit Agreement, dated as of April 15, 2019 (as amended, restated supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), among Opportunity Funding SPE V, LLC (the “Borrower”), Opportunity Financial, LLC (the “Company”), as originator (in such capacity, the “Originator”), as servicer (in such capacity, the “Servicer”), as a guarantor (in such capacity, a “Guarantor”) and as a Seller (in such capacity, a “Seller”), OppWin, LLC (“OppWin”), as a Seller (in such capacity, a “Seller”) and as a guarantor (in such capacity, a “Guarantor”), OppFi Management Holdings, LLC as a guarantor (in such capacity, a “Guarantor”; the Borrower, the Company, the Servicer, the Originator, each Guarantor and each Seller, collectively, the “Credit Parties”), Midtown Madison Management LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and as Collateral Agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agents”), and the Lenders parties thereto from time to time (the “Lenders” and each, individually, a “Lender”).

PRELIMINARY STATEMENTS

WHEREAS, the Credit Parties, the Administrative Agent and the Lenders entered into the Existing Credit Agreement whereby the Lenders agreed to extend a revolving credit facility (the “Facility”) to the Borrower and the Borrower agreed to secure its Obligations under the Existing Credit Agreement by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on all of its assets;

WHEREAS, the United States is facing a national emergency resulting from a global pandemic caused by the novel coronavirus disease, commonly referred to as COVID-19 (“COVID-19”) which directly impacted the global and U.S. economy; and

WHEREAS, the parties hereto desire to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

AGREEMENT

1.    Definitions. Capitalized terms that are used in this Amendment (including the recitals hereto, which are herein incorporated) but are not defined herein shall have the meanings set forth in the Amended Credit Agreement, unless otherwise stated.

2.    Amendments to Credit Agreement. Effective as of the date of this Amendment, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Existing Credit Agreement is hereby amended by adding or amending and restating the following definitions and placing them in proper alphabetical order:

“Amendment No. 4 Effective Date” means May 11, 2020.

“Borrowing Base Certificate” means a certificate, substantially in the form of Exhibit C, executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent, which sets forth the calculation of the Borrowing Base, including a calculation of each component thereof; provided, that, Borrower agrees that each Borrowing Base Certificate delivered to Administrative Agent and Lenders from and after the Amendment No. 4 Effective Date shall clearly identify and flag each Receivable subject to the COVID-19 Customer Relief Program and whether it is a Phase I Program Receivable, Phase II Program Receivable or Phase III Program Receivable.

“COVID-19 Customer Relief Program” means the COVID- 19 Customer Relief Program to be implemented by Borrower in response to the national emergency resulting from the global pandemic arising out of the novel coronavirus disease commonly referred to as COVID-19 and attached hereto as Exhibit H.

“Lifetime Annualized Net Yield Rate” means as of any Reporting Date and with respect to all Receivables within a Monthly Vintage Pool (excluding Phase I Program Receivables and Phase II Program Receivables so long as they are actively enrolled in either such program and has not become a Re-performing COVID Program Receivable during such period) a rate, expressed as a percentage, equal to (X)(A)(i) the aggregate amount of Collections received with respect to such Receivables that have not been applied to principal repayments of such Receivables as of the end of the related Collection Period, minus (ii) the aggregate principal balance of all Charged-Off Receivables in such Monthly Vintage Pool as of the end of the related Collection Period (excluding Phase I Program Receivables and Phase II Program Receivables so long as they are actively enrolled in either such program), minus (iii) the cumulative Servicing Fees (excluding any Backup Servicing Fees) accrued and paid to date with respect to the Receivables in such Monthly Vintage Pool through the end of the related Collection Period, divided by (B) the average of the sum of the Remaining Funded Amounts of the Receivables that are not Charged-Off Receivables in such Monthly Vintage Pool as of the end of each Collection Period since origination, multiplied by (Y) 12, divided by (Z) the weighted average Age of all Receivables in such Monthly Vintage Pool.

“Maximum Advance Rate” means, for any date of determination (a) so long as no Tier 1 Collateral Performance Trigger has occurred or is continuing during the three (3) months prior to such date of determination, [***]%; and (b) if a Tier 1 Collateral Performance Trigger has occurred or is continuing during the three (3) months prior to such date of determination, a rate equal to (x) the Maximum Advance Rate in effect prior to the occurrence of such Tier 1 Collateral Performance Trigger minus (y) [***]%; provided that in no event shall the “Maximum Advance Rate” with respect to any Phase I Program Receivable or Phase II Program Receivable exceed [***]% so long as such Phase I Program Receivable or Phase II Program Receivable remains enrolled in such program and has not become a Re-performing COVID Program Receivable.

“Monthly Annualized Net Loss Rate” as of any Reporting Date, a rate, expressed as a percentage equal to the product of (x) 12 and (y) a fraction, (a) the numerator of which is the aggregate UPB of Receivables that have become Charged-Off Receivables during the most recently ended Collection Period net of all Net Liquidation Proceeds received in the related Collection Period and (b) the denominator of which (i) for the months of April 2020, May 2020, June 2020, July 2020, August 2020 and September 2020, is the greater of (A) the UPB of all Receivables at the beginning of the related Collection Period and (B) the UPB of all Receivables at the beginning of the Collection Period in April 2020 and (ii) at all other times, is the aggregate UPB of all Receivables at the beginning of the related Collection Period.

“Phase I Program” means Phase I of the COVID-19 Customer Relief Program as described therein.

“Phase I Program Receivable” means a Receivable actively enrolled in the Phase I Program and, excluding, for the avoidance of doubt, any Phase I Program Receivable that has become a Re-performing COVID Program Receivable.

“Phase II Program” means Phase II of the COVID-19 Customer Relief Program as described therein.

“Phase II Program Receivable” means a Receivable actively enrolled in the Phase II Program and, excluding, for the avoidance of doubt, any Phase II Program Receivable that has become a Re-performing COVID Program Receivable.

“Phase III Program” means Phase III of the COVID-19 Customer Relief Program as described therein.

“Phase III Program Receivable” means a Receivable actively enrolled the Phase III Program.

“Re-performing COVID Program Receivable” means a Receivable which formerly constituted a Phase I Program Receivable or Phase II Program Receivable under the COVID-19 Customer Relief Program that, as of any applicable date of determination, is then performing under the original payment terms of the applicable Contract, including, for the avoidance of doubt, any Re-performing Extended COVID Program Receivable.

“Re-performing Extended COVID Program Receivable” means a Receivable which formerly constituted a Phase I Program Receivable or Phase II Program Receivable under the COVID-19 Customer Relief Program which was extended for more than thirty days and that, as of any applicable date of determination, is then performing under the original payment terms of the applicable Contract.

(b) Section 5.1 of the Existing Credit Agreement is hereby amended by adding the following new clause (k) to the end thereof:

(k) COVID-19 Customer Relief Program. Each Credit Party will promptly and in any event within two (2) Business Days thereof notify Agent of any Receivable becoming subject to the COVID-19 Customer Relief Program. Such notice shall specify what phase of the COVID-19 Customer Relief Program such Receivable is in (i.e. Phase I Program, Phase II Program or Phase III Program) and what modification has been offered to that customer. Each Credit Party shall provide such other information with respect to the Receivables subject to the COVID-19 Customer Relief Program and Obligors with respect thereto as Administrative Agent may reasonably request.

(c) Article V of the Existing Credit Agreement is hereby amended by adding the following new Section 5.20 to the end thereof:

5.20. COVID-19 Customer Relief Program. Each Credit Party shall comply in all respects with the requirements of the COVID-19 Customer Relief Program as prescribed on Exhibit H attached hereto. For the avoidance of doubt, under the COVID-19 Customer Relief Program, in no event shall an Obligor be permitted to avail itself of (a) the Phase II Program prior to exhausting relief under the Phase I Program or (b) the Phase III Program prior to exhausting relief under the Phase II Program.

(d) The Existing Credit Agreement is hereby amended to add a new Exhibit H thereto in the form of Exhibit H attached to this Amendment.

(e) Appendix C to the Existing Credit Agreement is hereby amended by amending and restating it in its entirety as set forth on Appendix C attached hereto.

(f) Appendix D to the Existing Credit Agreement is hereby amended by amending and restating it in its entirety as set forth on Appendix D attached hereto.

(g) Section 5 of the Fee Letter is hereby amended and restated in its entirety as follows:

5. Undrawn Make-whole Payment. On each Settlement Date relating to a Collection Period (or portion thereof) occurring during the Revolving Commitment Period, if the outstanding principal amount of the Loans is less than the applicable Minimum Utilization Threshold for any one or more days during the related Collection Period, the Borrower shall pay to the Lenders the Undrawn Make- Whole Payment; provided, however that compliance with the foregoing requirement shall not be tested during the period commencing on the Ares Amendment Effective Date (as defined below) to and including November 30, 2020 so long as Ares has agreed in writing to suspend testing of the covenant analogous to this one under the Ares Credit Agreement (or any transaction document executed in connection therewith) for the same period (the date on which such written agreement is provided, the “Ares Amendment Effective Date”).

3.    Servicing Standard; Limitation of Amendments.

(a)     The Agents acknowledge that it may be necessary for Servicer to take certain commercially reasonable actions to implement the COVID-19 Customer Relief Program and to service the Receivables in accordance therewith. Any such action taken in good faith and in furtherance of the foregoing shall not, in and of itself, be deemed a violation of the Servicing Standard (as defined in the Servicing Agreement) or any other provision of the Servicing Agreement.

(b)     The amendments set forth in Article 2, above, are effective for the purposes set forth herein and shall be limited precisely as written. This Amendment does not, and shall not be construed to, constitute a waiver of any past, present or future violation of the Amended Credit Agreement, the other Credit Documents or any other related document, and shall not, directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect any Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Amended Credit Agreement, any other Credit Document or any other related document (all of which rights are hereby expressly reserved by the Agents and Lenders), (ii) except as specifically set forth herein, amend or alter any provision of the Existing Credit Agreement, any other Credit Document or any other related document, (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any of its Affiliates or any right, privilege or remedy of any Agent or any Lender under the Existing Credit Agreement, any other Credit Document or any other related document or (iv) constitute any consent (deemed or express) by any Agent or any Lender to any prior, existing or future violations of the Amended Credit Agreement, any other Credit Document or any other related document. There are no oral agreements among the parties hereto, and no prior or future discussions or representations regarding the subject matter hereof shall constitute a waiver of any past, present or future violation of the Amended Credit Agreement, any other Credit Document or any other related document.

(c)     This Amendment shall be construed in connection with and as part of the Amended Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Amended Credit Agreement and each other Credit Document are hereby ratified and confirmed and shall remain in full force and effect, except that on and after the date hereof all references in the other Credit Documents to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean and refer to the Amended Credit Agreement.

4.    Representations and Warranties.

(a)     Each Credit Party affirms that the execution, delivery and performance of this Amendment and the performance by it of the Amended Credit Agreement have been duly authorized by all necessary action, and it has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Amended Credit Agreement.

(b)     Each Credit Party represents and warrants that this Amendment and the Amended Credit Agreement constitute its legally valid and binding obligations, enforceable against it in accordance with the respective terms hereof and thereof, except as enforcement may be limited by equitable principles (regardless of whether enforcement is sought in equity or at law) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c)     Each Credit Party (with respect to itself) represents and warrants that the representations and warranties contained in Article 4 of the Existing Credit Agreement are true and correct in all material respects after giving effect to this Amendment on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default exists (after giving effect to this Amendment) or would result from this Amendment becoming effective in accordance with its terms.

5.    Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:

(a)     The Administrative Agent shall have received this Amendment duly executed by the Credit Parties.

(b)     After giving effect to the terms of this Amendment, the representations and warranties contained herein and in the Amended Credit Agreement and the other Credit Documents shall be true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of the Effective Date (except to the extent they expressly relate to an earlier time); and no Default or Event of Default shall have occurred and be continuing.

(c)     Borrower shall have paid to the Agents and the Lenders, as applicable, all outstanding Permitted Expenses.

6.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Credit Agreement and the Credit Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Existing Credit Agreement and the other Credit Documents are ratified and confirmed as of the Effective Date and shall continue in full force and effect. The Borrower hereby agrees that all Liens and security interests securing payment of the Obligations under the Credit Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Credit Parties, the Agents and the Lenders agree that the Amended Credit Agreement and the other Credit Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

7.    Amendment as a Credit Document. Each Credit Party acknowledges and agrees that this Amendment constitutes a “Credit Document.” Accordingly, it shall be an Event of Default under the Existing Credit Agreement if any representation or warranty made by a Credit Party under or in connection with this Amendment shall have been false in any material respect when made and which shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such falsity, or (ii) receipt by such Credit Party of written notice from the Administrative Agent or any Lender of such falsity.

8.    Expenses of Agents and Lenders. Each Credit Party agrees to pay, jointly and severally, promptly after demand, all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the negotiation, preparation, execution and delivery of this Amendment in accordance with Section 9.2 of the Amended Credit Agreement.

9.     Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders, the Credit Parties, and their respective successors and permitted assigns, except that the Credit Parties may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent.

11.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

12.    No Waiver. Other than as specifically set forth in Article 2, nothing contained in this Amendment shall be construed as an amendment or waiver by the Agents or the Lenders of any covenant or provision of the Existing Credit Agreement, the other Credit Documents, this Amendment, or of any other contract or instrument among the Credit Parties, the Lenders and the Agents, and the failure of the Lenders and the Agents at any time or times hereafter to require strict performance by the Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Agents to thereafter demand strict compliance therewith. The Agents and Lenders hereby reserve all rights granted to each of them under the Existing Credit Agreement, the other Credit Documents, this Amendment and any other contract or instrument among the Credit Parties and any one or more of the Agents and the Lenders.

13.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

14.     Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

15.    Final Agreement. THE AMENDED CREDIT AGREEMENT CONSTITUTES THE ENTIRE CONTRACT BETWEEN AND AMONG THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER THEREOF.

16.    Time. Time is of the essence of this Amendment.

[Page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

OPPORTUNITY FUNDING SPE V, LLC,
as Borrower

OPPORTUNITY FINANCIAL, LLC,
in its individual capacity, as Originator, Servicer, a Seller and a Guarantor

OPPWIN, LLC,
as a Seller and a Guarantor

OPPFI MANAGEMENT HOLDINGS, LLC,
as a Guarantor

By:	/s/ Shiven Shah
Name:	Shiven Shah
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT]

MIDTOWN MADISON MANAGEMENT LLC,
as Administrative Agent and Collateral Agent

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT]

ATALAYA ASSET INCOME FUND IV LP,
as a Lender

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized Signatory

ATALAYA ASSET INCOME FUND (CAYMAN) IV LP,
as a Lender

By:	/s/ David Aidi
Name:	David Aidi
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT]